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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78053) pertaining to the Orbit/FR, Inc. 1997 Equity Incentive Plan of our report dated March 14, 2002, with respect to the 2001 consolidated financial statements and schedule of Orbit/FR, Inc. incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                     /s/ Ernst & Young LLP

March 30, 2004
Philadelphia, Pennsylvania

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